UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 27, 2024

Date of Report (Date of earliest event reported)

ECD AUTOMOTIVE DESIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41497	86-2559175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4390 Industrial Lane Kissimmee, Florida	34758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 483-4825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ECDA	The Nasdaq Stock Market LLC
Warrants	ECDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 27, 2024, ECD Automotive Design, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). On November 27, 2024, the record date for the Annual Meeting, there were 36,199,662 shares of common stock of the Company entitled to be voted at the Annual Meeting, 21,334,357 shares of common stock of the Company or 58.94 % of which were represented in person or by proxy.

Proposal No. 1 – Incentive Plan Amendment Proposal – A proposal to approve an amendment to the Company’s 2023 Equity Incentive Plan to increase the number of shares of common stock reserved under the Plan from 400,000 shares to 2,500,000 shares.

Approval of the Incentive Plan Proposal required a favorable vote from a majority of the issued and outstanding shares of the Company’s common stock present in person by virtual attendance or represented by proxy and entitled to vote at the Annual Meeting. The Incentive Plan Proposal received the following votes:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
21,133,480	114,285	86,952	0

The Incentive Plan Amendment Proposal was approved by stockholders holding 21,133,480 shares or 99.06% of the Company’s shares of common stock present at the Annual Meeting.

Proposal No. 2 – Director Proposal – A proposal to elect Robert Machinist and Patrick Lavelle as the Class I directors to serve until the 2027 annual meeting and until his respective successor has been duly elected and qualified or until his earlier resignation, removal or death

Each of the Class I Directors, Robert Machinist and Patrick Lavelle, will be elected to serve until the Company’s 2027 annual meeting of stockholders or until his or her successor is duly elected if he receives the affirmative vote of a plurality of the shares of the Company’s common stock, represented in person or by proxy at the Annual Meeting. The director nominees received the following votes:

Robert Machinist:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
21,200,265	35,009	99,083	0

Robert Machinist was elected to serve as a Class I director of the Company until the 2027 annual meeting of stockholders by stockholders holding 21,200,265 shares or 99.37% of the Company’s shares of common stock present at the Annual Meeting.

Partirck Lavelle:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
21,200,765	34,407	99,095	0

Patrick Lavelle was elected to serve as a Class I director of the Company until the 2027 annual meeting of stockholders by stockholders holding 21,200,765 shares or 99.37% of the Company’s shares of common stock present at the Annual Meeting.

Proposal No. 3 – Auditor Ratification Proposal – A proposal to ratify the appointment of Barton CPA PLLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Approval of the Auditor Ratification Proposal required a favorable vote from a majority of the issued and outstanding shares of the Company’s common stock present in person by virtual attendance or represented by proxy and entitled to vote at the Annual Meeting. The Auditor Ratification Proposal received the following votes:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
21,313,216	14,061	7,080	0

The Auditor Ratification Proposal was approved by stockholders holding 21,313,216 shares or 99.90% of the Company’s common shares present at the Annual Meeting.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2024

ECD AUTOMOTIVE DESIGN, INC.

	By:	/s/ Benjamin Piggott
	Name:	Benjamin Piggott
	Title:	Chief Financial Officer

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